EXHIBIT 2.1



================================================================================


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN


                                FTS APPAREL, INC.

                                       AND

                             SIMPLY CELLULAR, INC.




                          Dated as of February 14, 2003

================================================================================

                            ASSET PURCHASE AGREEMENT


         This  Asset  Purchase  Agreement,  dated  as  of February 14, 2003 (the
"Agreement"), by and between FTS APPAREL, INC., a Colorado corporation ("Buyer"), and Simply Cellular, Inc. , a Florida corporation ("Seller").

         WHEREAS, Seller is engaged in the business of selling cellular phone services and accessories (the "Business"); and

         WHEREAS, upon the terms and subject to the conditions set forth herein, Buyer desires to purchase and assume from Seller, and Seller desires to sell, transfer, assign, convey and deliver to Buyer, substantially all of the assets of Seller, together with certain obligations and liabilities of Seller relating thereto; and

        WHEREAS The Board of Directors of each of Buyer and Seller, respectively, believe the acquisition is in the best interests of such company and its respective shareholders and, in furtherance thereof, have approved this Agreement and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE  1
----------

PURCHASE  AND  SALE
-------------------

1.1     Purchase  and  Sale  of Assets.  Subject to the terms and conditions set
        ------------------------------
forth in this Agreement, Seller hereby agrees to sell, convey, transfer and assign to Buyer, and Buyer hereby agrees to purchase from Seller at the Closing all of Seller's right, title and interest in and to the items listed in Schedule A attached hereto free and clear of any and all liens (such assets referred to collectively as the "Acquired Assets").

1.2     Delivery  of Acquired Assets.  On the "Closing Date", February 14, 2003,
        ----------------------------
Seller shall make available to Buyer all of the Acquired Assets at Seller's facilities in Tampa, Florida, and anywhere else the Acquired Assets are located.

1.3     Closing Deliveries by Seller and Buyer.  Without limiting the foregoing,
        --------------------------------------
at the Closing, (i) Seller shall deliver to Buyer, duly executed by Seller, a Bill of Sale and General Assignment substantially in the form attached hereto (the "Bill of Sale") and an assignment of lease agreement (the instruments referred to in this Section being referred to herein as the "Ancillary Agreements").

1.4       Liabilities.  Except  as  disclosed  on  the  financial  statements of
         ------------
Seller, dated December 31, 2002, provided to Buyer by Seller, Seller does not have any material, direct or indirect, indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (collectively, the "Liabilities"), that are not fully and adequately reflected or reserved against on the financials. As of the Closing, Seller hereby represents that there Seller has no liabilities. Buyer shall not assume or shall not be responsible for any debt, liability, duty or obligation, whether fixed or contingent, of Seller, including without limitation Seller's obligations arising out of or relating to the facilities in Tampa, Florida.

1.5     Closing.  The closing of the transactions contemplated by this Agreement
        -------
(the "Closing") shall take place concurrently with the execution hereof to be held on the date hereof at the offices of the Seller, Simply Cellular, Inc., located at 12014 Anderson Road, Tampa, Florida, 33625 (the "Closing Date").

Payment  to  Seller.
-------------------

Payment  of  Purchase  Price.  The  aggregate  cash purchase price to be paid by
----------------------------
Buyer to Seller for the Acquired Assets (the "Purchase Price") shall be Sixty Seven Thousand ($67,000) to be paid on the date hereof by Buyer to Seller via electronic funds transfer, such sum in immediately available funds in U.S. Dollars to an account or accounts designated by Seller.

ARTICLE  2
----------

REPRESENTATIONS  AND  WARRANTIES  OF  SELLER
--------------------------------------------

Except as disclosed in the disclosure schedule attached hereto as an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer, as follows:

2.1     Organization of Seller.  Seller is a corporation duly organized, validly
        ----------------------
existing and in good standing under the laws of the State of Florida. Seller has all requisite corporate power and authority to own and use the properties owned and used by it and to carry on its business as currently conducted. Seller is duly qualified or licensed to do business and in good standing in each juris-diction in which the failure to be so qualified or licensed would have a Material Adverse Effect.

2.2      Authority.  Seller  has all requisite power and authority to enter into
         ---------
this Agreement and each Ancillary Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and no further action is required on the part of Seller to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.3     No Conflict.  The execution and delivery by Seller of this Agreement and
        -----------
the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (i) any provision of Seller's Certificate of Incorporation or Seller's Bylaws, each as currently in effect, (ii) any material mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license or any Transferred Contract (each a "Material Contract" and collectively the "Material Contracts") to which Seller or any of its properties or assets is subject, or
(iii) any judgment or any order or decree issued by a Governmental Entity, or to Seller's knowledge, any other order or decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets (tangible and intangible).

2.4     Consents.  No  consent,  waiver, approval, order or authorization of, or
        --------
registration, declaration or filing with any Governmental Entity, or a party to any Material Contract with Seller (so as not to trigger any Conflict) is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

2.5     Title to Properties; Absence of Liens and Encumbrances.  Seller has good
        ------------------------------------------------------
and marketable title to the Acquired Assets, free and clear of any Liens. The location of all of the Acquired Assets shall be at the Seller's leased facilities located at 12014 Anderson Road, Tamp, Florida, 33625.

2.6     Real  Estate.  Seller  represents  that  it  maintains  only  one leased
        ------------
premise located at 12014 Anderson Road, Tampa, Florida 33625. Seller currently pays a monthly rent of $____ . Seller represents that the lease agreement, provided to Buyer is true, correct and complete copies of which have been delivered or made available to Buyer, are in full force and effect and Seller has not received any notice of any default thereunder, nor does Seller anticipate any such notice of default. The undersigned parties, post Closing, intend to obtain the written consent of the landlord to permit the assignment of such lease.

2.7     Litigation.  There  is  no action, suit, claim, proceeding, arbitration,
        ----------
hearing, demand or cause of action or investigation of any nature pending or threatened against Seller relating to the Acquired Assets, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or threatened relating to the Acquired Assets by or before any Governmental Entity, nor is there any reasonable basis therefor. There are no judgments and no orders or decrees issued by any Governmental Entity, and to Seller's knowledge, there are no other orders or decrees, citations, fines or penalties heretofore assessed against Seller affecting the Acquired Assets under any foreign, federal, state or local law.

2.8      Compliance With Law.  Seller has complied and is in compliance with all
         -------------------
applicable federal, state and local laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions applicable to the Acquired Assets or the Assumed Liabilities. There is no order issued, investigation or proceeding pending or, to Seller's knowledge, threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule or regulation issued by any Governmental Entity applicable to the Acquired Assets or the Assumed Liabilities.

2.9   Intellectual  Property.
      ----------------------

Schedule  A  of  the  Disclosure  Schedule,  together  with listing the Acquired
-----------
Assets, shall list all Transferred Intellectual Property Rights that are Registered Intellectual Property Rights. All such Registered Intellectual Property Rights are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use) and are not subject to any unpaid maintenance fees or actions falling due within thirty (30) days after the Closing Date. The Transferred Intellectual Property Rights does not infringe or misappropriate the Intellectual Property Rights of any Person, and Seller has not received notice from any Person claiming that the Transferred Technology constitutes unfair competition or trade practices under the laws of any jurisdiction. To the Seller's Knowledge, no Person is infringing or misappropriating the Transferred Intellectual Property Rights. The Transferred Intellectual Property Rights are not subject to any proceedings or actions before any court, tribunal (including the PTO or equivalent authority anywhere in the world) to which Seller is a party thereto. The Transferred Intellectual Property Rights are not subject to any outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof.

2.10  Employee  Matters.
      -----------------

(a) Seller is not a party to, and there does not otherwise exist, any agreements with any labor organization or collective bargaining or similar agreement with respect to the employees. Seller is not a party to any outstanding contract, commission agreement, settlement agreement, or compensation agreement with any employee. To the knowledge of Seller, there are no complaints, grievances, arbitrations, employment-related proceedings or administrative proceedings, either pending or threatened orally or in writing, involving any employee; during the past five years, the business has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of Seller, threatened.

(b) There is no litigation brought by any of the employees currently pending against Seller in any municipal, state or federal court or agency.


ARTICLE  3
----------

REPRESENTATIONS  AND  WARRANTIES  OF  BUYER
-------------------------------------------

As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller:

3.1  Organization  of  Buyer.  Buyer  is  a  corporation duly organized, validly
     -----------------------
existing, and in good standing under the laws of Colorado. Buyer has all requisite corporate power and authority to own and use the properties owned and used by it and to carry on its business as currently conducted and as currently contemplated to be conducted. Buyer is duly qualified or licensed to do business and in good standing in each juris-diction in which the failure to be so qualified or licensed would have a Material Adverse Effect.

3.2  Authority.  Buyer  has all requisite corporate power and authority to enter
     ---------
into this Agreement, each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer to authorize this Agreement or the Ancillary Agreements and the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3  No  Conflict.  The  execution  and  delivery  of  this  Agreement  and  the
     ------------
Ancillary Agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of, or default under, or give rise to a Conflict under (i) any provision of Buyer's Certificate of Incorporation or Buyer's Bylaws, each as currently in effect, (ii) any Material Contract to which Buyer or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets.

3.4  Consents.  No  consent,  waiver,  approval,  order  or authorization of, or
     --------
registration, declaration or filing with, any Governmental Entity, or any third party, including a party to any Material Contract with Buyer (so as not to trigger any Conflict), is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

3.5   Compliance  with  Laws.  To Buyer's knowledge, Buyer has complied with, is
      ----------------------
not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct or operation of its business.

ARTICLE  4
----------

COVENANTS  AND  AGREEMENTS
--------------------------

4.1      Additional Documents and Further Assurances.
        -------------------------------------------

(a) Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

(b) Following the Closing, Seller will afford Buyer, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data, if any, relating to the Acquired Assets in Seller's possession with respect to periods prior to the Closing and the right to make copies and extracts there from, to the extent that such access may be reasonably required by Buyer in connection with: (i) the preparation of Tax Returns; (ii) compliance with the requirements of any Governmental Entity; and (iii) in connection with any actual or threatened action or proceeding by a third party.

4.2  Taxes.
     -----

(a) To the extent relevant to the Acquired Assets, each party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may reasonably be relevant to the preparation of any Tax Return, or the conduct of any audit or examination, or other proceeding relating to Taxes for so long as the applicable statute of limitations has not expired. Seller shall provide Buyer with copies of all documents, including prior years' Tax Returns, supporting work schedules and other records or information with respect to all sales, use, property and employment tax returns, absent the receipt by Seller of the relevant tax clearance certificates. The parties hereto agree to keep all such information confidential.

4.3  Bulk Sales.   Seller covenants to pay all of its vendors in accordance with
     ----------
the terms of its obligations. Seller represents that such transfer of assets is not a fraudulent conveyance.

4.4  Covenant  Not  to  Compete.
     --------------------------

(a) Each Party acknowledges that the non-compete terms, the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable.

(b) During a Non-Compete Period of twelve months, Seller shall not, without the prior written consent of Buyer, engage or participate anywhere in the world directly or indirectly (e.g. license a third party), in a "Competing Business."

(c) The covenants contained in the preceding paragraph shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the world in which Seller or Buyer, as the case may be, is currently engaged in business or otherwise sells its products. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in the preceding paragraphs. If, in any proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 4.12 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws. Notwithstanding, in the event one of the covenants set forth above is not enforceable in whole or part, the other covenant shall also terminate.

4.5   No  Solicitation.  For  a  period  of  twelve months following the Closing
      ----------------
Date, the Seller (nor any affiliate, officer, director or representative thereof) shall indirectly or directly solicit or contact for the purpose of soliciting for employment any current or future employee of the Buyer, except for any solicitation made through general advertisement.


4.6  Transition  Services  Agreement.  Buyer expressly agrees to comply with all
     -------------------------------
its obligations, including without limitation, to vacate the Facilities (as defined in the Transition Services Agreement) by not later than 5:00 PM E.S.T time on February 14, 2003.


ARTICLE  5
----------

SURVIVAL  OF  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS;  INDEMNIFICATION
----------------------------------------------------------------------------

5.1   Survival  of  Representations,  Warranties  and  Covenants.  The
      ----------------------------------------------------------
representations, warranties and covenants of Seller contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the one year anniversary of the Closing Date. The representations, warranties and covenants of Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the one year anniversary of the Closing Date.

5.2   Indemnification.
     -----------------

(a) Seller hereby agrees to indemnify and hold harmless Buyer, its affiliates, officers, directors, counsel, employees and agents from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Seller, its affiliates, officers, directors, employees or agents, directly or indirectly, as a result of or arising from any of the following ("Buyer Indemnifiable Claims"):

(i) Any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement and the Ancillary Agreements;

(ii)  Any  Assumed  Liabilities;  and

(iii) Any Claim by any Person for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person directly or indirectly with Buyer or any of its officers, directors or employees in connection with any of the transactions contemplated by the Agreement or the Ancillary Agreements.

(c) The procedures for effecting the indemnification contemplated hereby shall be as follows:

(i) If Buyer or Seller determines to seek indemnification under this Article 5 with respect to Indemnifiable Claims (the party seeking such indemnification hereinafter referred to as the "Indemnified Party" and the party against whom such indemnification is sought hereinafter referred to as the "Indemnifying Party") resulting from the assertion of liability by third parties (a "Third Party Claim"), the Indemnified Party shall give notice to the Indemnifying Party within 30 days of the Indemnified Party becoming aware of any such Indemnifiable Claim or of facts upon which any such Indemnifiable Claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party. In case any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party shall be entitled, at its expense, to participate in any defense of such claim. The Indemnified Party shall promptly defend any such Third Party Claim and shall have the right to settle any Third Party Claim on reasonable terms with the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, (i) the Indemnified Party shall also have the right to employ its own counsel in any such case, and the fees and expenses of such counsel shall be at the expense of the Indemnified Party and (ii) the rights of the Indemnified Party to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

(ii) In the event that the Indemnifying Party, within 30 days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of the Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall have the right to undertake the defense of such action on behalf of and for the account and risk of the Indemnifying Party; provided that the Indemnifying Party must consent in writing to the settlement of any such claim (which consent shall not be unreasonably withheld).

(iii) Notwithstanding anything in this Section to the contrary, the Indemnified Party shall have the right to participate in such defense, compromise or settlement and the Indemnifying Party shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff of the Indemnified Party a release from all liability in respect of such Indemnifiable Claim.

(d) In the event that the Indemnified Party asserts the existence of a claim giving rise to Damages (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party. Such written notice shall state that it is being given pursuant to this Section, specify the nature and amount of the claim asserted and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the Indemnifying Party, within 60 days after the mailing of notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the Indemnifying Party contests the assertions of a claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim. If agreement regarding such claim is not reached, then the matter shall be resolved by arbitration between the parties as set forth in Section 6.6 below.

5.3  Limitation  on  Liability.
     -------------------------

Notwithstanding anything to the contrary set forth in this Agreement or any of the Ancillary Agreements and except as expressly stated otherwise below, Buyer shall not be liable for any amounts with respect to any inaccuracy in or breach or nonfulfillment of any representations, warranties, covenants or agreements set forth in this Agreement or any of the Ancillary Agreements. Notwithstanding the foregoing, the Seller may seek indemnification for claims of fraud or willful misconduct, claims related to the Assumed Liabilities and claims related to Buyer's failure to fulfill the obligations set forth in Section 1.8 hereof, without regard to the Limitation Amount. Notwithstanding the foregoing, in no event shall Buyer's liability with respect to any inaccuracy in or breach or nonfulfillment of any representations, warranties, covenants or agreements (except for any liability arising out of Buyer's fraud or willful misconduct, the Assumed Liabilities and the obligations set forth in Section 1.8 hereof) set forth in this Agreement or any of the Ancillary Agreements exceed the $100,000 in the aggregate.


ARTICLE  6
----------

GENERAL
-------

6.1   Notices.  All  notices  and  other  communications  hereunder  shall be in
      -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by certified mail (return receipt requested) or sent via nationally recognized overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice:

     (a)          if  to  Buyer,  to:
               FTS  Apparel  Inc.
               Attention:  Scott  Gallagher
               One  Oxford  Valley,  Suite  810
               Langhorne,  Pennsylvania

     (b)          if  to  Seller,  to:

                Simply  Cellular,  Inc.
               12014  Anderson  Road
               Tampa  Florida
               33625

Notices sent via certified mail shall be deemed effective three postal days after deposit in the U.S. mail and those sent via overnight delivery shall be deemed effective upon receipt or refusal.

6.2   Entire  Agreement;  Assignment.  This Agreement, the Ancillary Agreements,
      ------------------------------
the Schedules and Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein, including the NDA: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise.

6.3   Severability.  In  the  event  that any provision of this Agreement or the
      ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the appli-cation of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.4   Amendment.  This  Agreement  may  be  amended by the parties hereto at any
      ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto.

6.5    Extension;  Waiver.  At  any time prior to the Closing, Buyer, on the one
       ------------------
hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

6.6   Dispute  Resolution  and  Applicable  Law.
      -----------------------------------------

(a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement. In particular, those executives of the respective parties who have authority to settle the controversy and have direct responsibility for administration of the relationships established pursuant to this Agreement shall attempt in good faith to negotiate a settlement pursuant to the following process:

(b) Any party having a dispute or claim shall give the other party written notice stating the nature of the dispute in reasonable detail. Within ten business days after delivery of the notice, the receiving party shall submit to the other a written response also in reasonable detail. Within ten business days after delivery of the written response, decision-makers from both parties shall meet (in person or by telephone) at a mutually acceptable time and place (including telephonic conference), and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored.

(c) If the matter has not been resolved by the persons referred to above within ten days of the first meeting of such persons, the dispute shall be referred to more senior executives of each party who have authority to settle the dispute and who shall likewise meet (in person or by telephone) to attempt to resolve the dispute. If after such 10 day period the dispute remains unresolved, the parties shall participate in a mediation conducted by a mutually agreed upon mediator. If the parties resolve such dispute either alone or with the aid of the mediator, such resolution shall be binding on the parties and a settlement agreement shall be signed by each party.

(d) In the event the parties are unable to resolve such dispute following the mediation procedures provided in Section 6.6(c), either party may avail itself of any remedies available to it, whether at law or in equity, including recourse to any court of competent jurisdiction. Each party shall have the right to apply to a court of competent jurisdiction at any time for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, notwithstanding any informal dispute resolution procedures herein.

(e) In connection with any court proceeding relating to this Agreement or any Ancillary Agreement, Buyer and Seller hereto irrevocably waive any jury trial.

(f) The parties hereto each agree to the jurisdiction of any state or federal court sitting in the State of Delaware and waive personal service of any and all process upon it, and consent that all services of process be made as provided in herein and directed to it at its address as set forth in Section 6.1, and service so made shall be deemed to be completed when received. The parties hereto each waive any objection based on forum non convenience and waive any objection to venue of any action instituted hereunder. Nothing in this paragraph shall affect the right of the parties hereto to serve legal process in any other manner permitted by law.

6.7   Construction.
      ------------

(a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including" and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation.

6.8  Counterparts.  This  Agreement may be executed in one or more counterparts,
     ------------
all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed by the parties hereto as of the date first above written.



     SELLER
     Simply  Cellular,  Inc



     By:     /s/ Peter Harrison

     Name:  Peter  Harrison

     Title: President

     BUYER

     FTS  Apparel  Inc.


     By:     /s/ Scott Gallagher

     Name:  Scott Gallagher

     Title:  President

SCHEDULE  A  -  ASSETS

All items and contents of the store front location of 12014 Anderson Road, Tampa, Florida 33625, as of February 20, 2003 including but not limited to: all furniture and fixtures, inventory, signage, Norstar phone system, 2 computers, a brother printer, a fax machine, all phone numbers including 1-877-CEL-DEAL, the web address www.cellulardeals.com, the web site www.cellulardeals.com and all related internet files.

DOCUMENT  OF  TRANSFER  /  BILL  OF  SALE
-----------------------------------------


This  BILL  OF  SALE (this "Bill of Sale"), dated February 14, 2003, is made and
                            ------------
entered into by and among Simply Cellular, Inc., a Florida corporation ("Seller"), and FTS APPAREL, INC. a Colorado corporation ( the "Purchaser").
                                                                    ---------

WHEREAS:

Seller desires to sell, assign and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to each of the assets listed in Exhibit A attached hereto (collectively,
                                        ---------
the "Purchased Assets"), on the terms and subject to the conditions set forth in
     ----------------
this  Bill  of  Sale.

Agreements:

In consideration of the mutual covenants and agreements set forth in this Bill of Sale, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Transfer of Assets.  Seller hereby sells, assigns and transfers to
       ------------------
Purchaser and its successors and assigns all of Seller's right, title and interest in and to each and all of the Purchased Assets, free and clear of all Encumbrances.

2.     No Reservations or Qualifications.  The Purchased Assets that are being
       ---------------------------------
sold, assigned and transferred by this Bill of Sale are being sold, assigned and transferred to Purchaser without reservation or qualification, and Seller hereby agrees to defend the sale, assignment and transfer of the Purchased Assets made hereby to Purchaser against all persons and entities lawfully claiming the whole or any part thereof.

3.     Further Assurances.  Seller hereby covenants and agrees with Purchaser
       ------------------
that it shall, at any time and from time to time, upon written request therefore, duly execute and deliver all such documents, instruments, forms and authorizations as may be necessary for Seller to vest title in and to each and all of the Purchased Assets in Purchaser and to validly sell, assign and transfer to Purchaser all of Seller's right, title and interest in and to each and all of the Purchased Assets and to otherwise give effect to the terms hereof, including any and all consents to, and releases with respect to, such sale, assignment and transfer as may be required.

4.     Miscellaneous.  This Bill of Sale shall be governed by the internal
       -------------
substantive laws of the United States of America and the State of Florida, and it shall be deemed to have been executed within the State of Florida. All of the terms and provisions of this Bill of Sale shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors and assigns. If any provision of this Bill of Sale is found to be invalid by any court having competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of this Bill of Sale, which shall remain in full force and effect. Any and all disputes arising under or concerning this Bill of Sale must be brought in the state or federal courts sitting in the State of Florida, and each party hereby consents to the exercise of jurisdiction by such courts over any such disputes. No waiver of any term of this Bill of Sale shall be deemed a further or continuing waiver of such term or any other term. Any changes to this Bill of Sale must be made in writing, signed by an authorized representative of each party hereto.

5.     Notices. All notices or other communications which are required or may be
       -------
     given hereunder shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


If to Seller:   Simply Cellular, Inc
                Attention: Peter Harrison
                12014 Anderson Road
                Tampa, Florida 33625


If to Purchaser: FTS APPAREL, INC.
                 Attention: Scott Gallagher
                 One Oxford Valley, Suite 810
                  Langhorne, Pennsylvania


All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day, or if sent on other than a business day, on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered by their respective duly authorized representatives as of the date first written above.


"PURCHASER"
FTS APPAREL, INC., a Colorado corporation

By: /s/ Scott Gallagher


Name: Scott Gallagher
Title: President

"SELLER"
SIMPLY CELLULAR, INC., a Florida corporation

By:  /s/ Peter Harrison

Name: Peter Harrison
Title:

ASSIGNMENT OF LEASE
-------------------


     This ASSIGNMENT OF LEASE is entered into as of February 14, 2002, by and between FTS Apparel, Inc., a Colorado corporation ("Purchaser") and Simply Cellular, Inc., a Florida corporation ("Seller").

BACKGROUND
----------

     A. Pursuant to that certain Lease dated August 1, 2001 ("Lease"), by and between Simply Cellular, Inc. and Life Investor Inc., Co., as landlord ("Landlord"), Seller is the owner of a leasehold interest in the premises, located at 12014 Anderson Road, Tampa, FL 33625 (the "Premises") as more fully described in the Lease, a true, correct and complete copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

     B. Pursuant to an Asset Purchase Agreement for the acquisition of certain assets of Seller, dated as of February 14, 2003 ("Agreement"), Seller has agreed to transfer, and Purchaser has agreed to acquire, certain assets of Seller and to assume certain of the liabilities of Seller, including the Lease.


     NOW, THEREFORE, in consideration of the Premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1.     Seller hereby assigns, transfers and sets over to Purchaser all of
Seller's right, title, interest          in and to Seller's interest as lessee
under the Lease effective as of the Closing of the Acquisition
("Effective Date").

2. Purchaser hereby accepts the aforesaid assignment, and hereby assumes all of the rights, responsibilities, liabilities and obligations of Seller, as lessee, under the terms, conditions and covenants contained in the Lease, with like force and effect as if Purchaser had executed the Lease in the first instance.

3. Seller shall remain liable only for the observance and performance of its obligations as lessee under the Lease arising prior to the Effective Date. Purchaser shall be liable for the observance and performance of its obligations as lessee under the Lease arising on and after the Effective Date.

4. Seller shall be responsible for and shall indemnify Purchaser, pursuant to the Agreement, regarding the observance and performance of all of the agreements and obligations of Seller as lessee under the Lease arising prior to the Effective Date. Purchaser shall be responsible for and shall indemnify Seller, pursuant to the Agreement, regarding the observance and performance of all of the agreements and obligations of Seller as lessee under the Lease arising on or after the Effective Date.

5. The parties agree that this Assignment will not be changed, modified, discharged or terminated orally or in any manner other than an agreement in writing signed by all of the parties hereto.

6. The agreements, terms and provision of this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Assignment of Lease to be executed as of the date first above written.

PURCHASER:

FTS Apparel, Inc.


By: /s/ Scott Gallagher
Name: Scott Gallagher
Title: President



SELLER:

Simply Cellular, Inc.


By: /s/ Peter Harrison
Name: Peter Harrison
Title: President